PROSPECTUS SUPPLEMENT                         This Prospectus Supplement,
FOR THE PERIOD ENDING                         filed pursuant to Rule 424(b)(3),
MAY 31, 1998 TO                               relates to Registration Statement
PROSPECTUS DATED                              No. 33-55010-01 and the
DECEMBER 14, 1992                             Prospectus dated December 14, 1992






                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 15, 1998


                           DISCOVER CARD TRUST 1992 B
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                 0-21186                      Not Applicable
--------                                 -------                      --------------
(State of                                (Commission                  (IRS Employer
organization)                            File Number)                 Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                 19720
------------------------------------------------------------
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code: (302) 323-7826


                                Not Applicable
                  ------------------------------------------------
         (Former name or former address, if changed since last report)


                                 Page 1 of 13
                         Index to Exhibits is on page 4

Item 5. Other Events
        ------------

On June 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of May 1998, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

(c) Exhibits

Exhibit No.              Description
-----------              -----------
21                       Monthly Certificateholders' Statement for Discover Card Trust 1992 B
                         related to the Due Period ending May 31, 1998.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           DISCOVER CARD TRUST 1992 B
                                  (Registrant)

                            By: DISCOVER RECEIVABLES FINANCING
                                GROUP, INC.
                                as originator of the Trust



                            By:      Richard W. York
                               ---------------------------
                               Richard W. York
                               Vice President


Date: June 15, 1998

                                 EXHIBIT INDEX

Exhibit No.              Description
-----------              -----------
21                       Monthly Certificateholders' Statement for Discover Card Trust 1992 B
                         related to the Due Period ending May 31, 1998.